UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 5, 2017

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 364-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Fifth Amendment to Credit Agreement

On May 5, 2017, CSI Compressco LP, a Delaware limited partnership (the “Partnership”) and CSI Compressco Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Partnership (“CSI Compressco Sub”), as borrowers, entered into the Fifth Amendment to Credit Agreement (the “Amendment”) amending the Credit Agreement dated August 4, 2014 (as previously amended by that certain First Amendment to Credit Agreement dated as of December 18, 2014, that certain Second Amendment to Credit Agreement dated as of April 1, 2015, that certain Third Amendment to Credit Agreement dated as of May 25, 2016 and that certain Fourth Amendment to Credit Agreement dated as of November 3, 2016, as so amended, the “Credit Agreement”) with Bank of America, N.A., in its capacity as administrative agent, collateral agent, lender, letter of credit issuer and swing line issuer (“Administrative Agent”), and the other lenders and loan parties a party thereto. Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A. were appointed as joint lead arrangers and joint bookrunners for purposes of this Amendment

The Amendment modified certain financial covenants in the Credit Agreement as follows:

(i)

the consolidated total leverage ratio may not exceed (a) 5.95 to 1 as of March 31, 2017; (b) 6.75 to 1 as of June 30, 2017 and September 30, 2017; (c) 6.50 to 1 as of December 31, 2017 and March 31, 2018; (d) 6.25 to 1 as of June 30, 2018 and September 30, 2018; (e) 6.00 to 1 as of December 31, 2018; and (f) 5.75 to 1 as of March 31, 2019 and thereafter; and

(ii)	the consolidated secured leverage ratio may not exceed 3.25 to 1 as of the end of any fiscal quarter.

In addition, the Amendment (i) increased the applicable margin by 0.25% in the event the consolidated total leverage ratio exceeds 6.00 to 1, resulting in a range for the applicable margin between 2.00% and 3.50% per annum for LIBOR-based loans and 1.00% to 2.50% per annum for base-rate loans, according to the consolidated total leverage ratio, and (ii) modified the appraisal delivery requirement from an annual requirement to a semi-annual requirement.  As previously announced, the general partner (“General Partner”) of the Partnership declared a cash distribution attributable to the quarter ended March 31, 2017 of $0.1875 per common unit.  This distribution equates to a distribution of $0.75 per outstanding common unit, on an annualized basis, and represents a reduction of approximately 50% from the previous distribution level.  In connection with the Amendment, the board of directors of the General Partner adopted resolutions limiting the Partnership’s cash distributions payable on its common units to no more than $0.1875 per common unit for the quarterly period ending June 30, 2017.  The Amendment also included additional revisions that provide flexibility to the Partnership for the issuance of preferred securities.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP, Inc.,
its general partner

By:	/s/Timothy A. Knox
Timothy A. Knox
President

Date: May 8, 2017

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